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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of SeaChange International, Inc. of our report dated January 22, 1998 appearing in the Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule included in such Annual Report. We also consent to the reference to us under the headings "Experts" in such Prospectus.


Price Waterhouse LLP
Boston, Massachusetts
May 7, 1998